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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 28, 2001, except as to Note 20 which is as of September 4, 2001, relating to the financial statements of Lawson Software, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP


Minneapolis, Minnesota
November 9, 2001